UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Intensity Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-1488089
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

61 Wilton Road, 3rd Floor
Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-260565.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Intensity Therapeutics, Inc., a Delaware corporation, with the Securities and Exchange Commission (the “SEC”) on November 30, 2021 (including the exhibits thereto, the “Form 8-A”). Unless otherwise indicated, each capitalized term used and not defined herein has the meaning assigned to such term in the Form 8-A.

Item 1. Description of Registrant's Securities to be Registered.

A description of the securities to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in Intensity Therapeutics, Inc.’s (the “Registrant’s”) Registration Statement on Form S-1 (Registration No. 333-260565) confidentially submitted to the Securities and Exchange Commission (the “Commission”) on September 20, 2021 and publicly filed with the Commission on October 28, 2021, as thereafter amended and supplemented from time to time, under the Securities Act of 1933, as amended (the “Registration Statement”), which information is incorporated herein by reference. The description of the securities included in any form of prospectus or prospectus supplement to the Registration Statement that is filed subsequently to the Registration Statement is hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 1, 2021	INTENSITY THERAPEUTICS, INC.

	By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	President and Chief Executive Officer, Chairman

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